Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Jason Fredette, Director, Investor Relations

(617) 796-8320

Select Income REIT Announces First Quarter Results

Normalized FFO of $0.73 Per Share

Rental Rates For New and Renewal Leases Increase by 20% and Hawaii Rent Resets Increase by 50.8%

Three Percent (3%) Increase in Same Property Net Operating Income

Two Properties Acquired in April 2014 for $208 Million

Newton, MA (April 25, 2014): Select Income REIT (NYSE: SIR) today announced financial results for the quarter ended March 31, 2014.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“We were pleased with our execution and results for the first quarter. We maintained our high occupancy rate, completed almost half of our scheduled 2014 Hawaii rent resets and generated solid increases in net operating income and normalized funds from operations. In addition, since the close of the quarter, we completed two U.S. mainland acquisitions and increased our dividend for the fourth time since our March 2012 IPO.”

Results for the Quarter Ended March 31, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2014 were $36.4 million, or $0.73 per share, compared to Normalized FFO for the quarter ended March 31, 2013 of $30.0 million, or $0.76 per share. Net income was $25.1 million, or $0.50 per share, for the quarter ended March 31, 2014, compared to $22.6 million, or $0.58 per share, for the same quarter last year.

The increase in Normalized FFO and net income primarily results from positive leasing/rent reset trends and recent acquisitions. SIR entered into new leases for approximately 83,000 square feet and lease renewals for approximately 123,000 square feet during the quarter ended March 31, 2014, which resulted in combined weighted average rental rates that were approximately 20.0% higher than prior rents for the same space.  The weighted average lease term for leases entered into during the first quarter of 2014 was 12.4 years.  Commitments for tenant improvements, leasing commission

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

costs and concessions for leases entered into during the quarter ended March 31, 2014 totaled approximately $580,000, or approximately $0.23 per square foot per year of the weighted average lease term.  All leasing activity during the quarter ended March 31, 2014 occurred at SIR’s properties located in Hawaii.

During the quarter ended March 31, 2014, SIR also completed 18 rent resets at properties located in Hawaii for approximately 592,000 square feet of land at combined weighted average reset rates that were approximately 50.8% higher than prior rates.

As of March 31, 2014, 95.7% of SIR’s total rentable square feet was leased, compared to 95.8% leased as of March 31, 2013, and 95.5% leased as of December 31, 2013. Occupancy for properties owned continuously since January 1, 2013, decreased from 95.7% at March 31, 2013 to 95.4% at March 31, 2014. Same property net operating income, or NOI, increased 3.0% during the first quarter of 2014, largely as a result of rent resets and leasing activity in Hawaii since April 1, 2013.

The decline in Normalized FFO per share and net income per share for the quarter ended March 31, 2014 primarily resulted from the increase in SIR’s weighted average number of common shares outstanding from 39.3 million for the quarter ended March 31, 2013 to 49.8 million for the quarter ended March 31, 2014.

A reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to FFO, and Normalized FFO and of NOI to net income determined in accordance with GAAP for the quarters ended March 31, 2014 and 2013 appears later in this press release.

Recent Investment Activities:

Since January 1, 2014, SIR has acquired the following two properties with a combined approximately 987,000 square feet for an aggregate purchase price of $208.0 million, excluding closing costs:

•                  As previously announced, in April 2014, SIR acquired a single tenant, net leased office property located in Naperville, IL with approximately 820,000 rentable square feet.  This property was acquired and simultaneously leased back to an affiliate of the seller in a sale and leaseback transaction.  The property was acquired for a purchase price of $187.5 million, excluding closing costs, and is 100% leased to Tellabs, Inc. for an initial lease term of 15.0 years. Tellabs, Inc., which together with its affiliates is the second largest optical networking business in the United States, is utilizing this property as its corporate headquarters.

•                  In April 2014, SIR acquired a single tenant, net leased office/warehouse property located in Mahwah, NJ with approximately 167,000 rentable square feet.  The property was acquired for a purchase price of $20.5 million, excluding closing costs, and is 100% leased to The NET-A-PORTER Group LLC for a remaining lease term of 9.1 years.  The property serves as The NET-A-PORTER Group LLC North American headquarters and distribution center.

Recent Financing Activities:

In January 2014, SIR repaid at par a $7.5 million, 5.69% mortgage note which was secured by a building located in Chelmsford, MA. This mortgage was scheduled to mature in 2016.

Dividend Increase:

On April 3, 2014, SIR announced that its quarterly distribution rate will be increased from $0.46 per common share ($1.84 per common share per year) to $0.48 per common share ($1.92 per common share per year).  This distribution will be paid to holders of record of common shares as of the close of business on April 14, 2014, and will be distributed on or about May 20, 2014.

Conference Call:

On Friday, April 25, 2014, at 1:00 p.m. Eastern Time, President and Chief Operating Officer David Blackman and Treasurer and Chief Financial Officer John Popeo will host a conference call to discuss SIR’s first quarter 2014 financial results.

The conference call telephone number is (800) 230-1096. Participants calling from outside the United States and Canada should dial (612) 288-0337. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, May 2, 2014. To access the replay, dial (320) 365-3844. The replay pass code is 324748.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call. The transcription, recording and retransmission in any way of SIR’s first quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s First Quarter 2014 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

SIR is a real estate investment trust, or REIT, which owns and invests in properties that are primarily net leased to single tenants.  As of March 31, 2014, SIR owned 48 properties (278 buildings, leasable land parcels and easements) with a total of approximately 26.1 million square feet located in 20 states, including 11 properties (229 buildings, leasable land parcels and easements) with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located on the island of Oahu, HI.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT:

•                  SIR RECENTLY INCREASED ITS QUARTERLY DISTRIBUTION RATE TO $0.48 PER COMMON SHARE PER QUARTER OR $1.92 PER COMMON SHARE PER YEAR. A POSSIBLE IMPLICATION OF THIS STATEMENT IS THAT SIR WILL CONTINUOUSLY PAY QUARTERLY DISTRIBUTIONS OF $0.48 PER COMMON SHARE PER QUARTER, OR $1.92 PER COMMON SHARE PER YEAR, IN THE FUTURE. SIR’S DISTRIBUTION RATES ARE SET AND RESET FROM TIME TO TIME BY SIR’S BOARD OF TRUSTEES. FFO AND NORMALIZED FFO ARE AMONG THE FACTORS CONSIDERED BY SIR’S BOARD OF TRUSTEES WHEN DETERMINING THE AMOUNT OF DISTRIBUTIONS TO SIR’S SHAREHOLDERS. OTHER FACTORS INCLUDE, BUT ARE NOT LIMITED TO, SIR’S RESULTS OF OPERATIONS, SIR’S FINANCIAL CONDITION, TAX LAW REQUIREMENTS TO MAINTAIN SIR’S STATUS AS A REIT, LIMITATIONS IN SIR’S REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENTS, THE AVAILABILITY OF DEBT AND EQUITY CAPITAL TO SIR, SIR’S EXPECTATION OF ITS FUTURE CAPITAL REQUIREMENTS AND OPERATING PERFORMANCE, RESTRICTIONS UNDER MARYLAND LAW AND SIR’S EXPECTED NEEDS AND AVAILABILITY OF CASH TO PAY ITS OBLIGATIONS. FUTURE DISTRIBUTION RATES MAY BE INCREASED OR DECREASED AND THERE IS NO ASSURANCE AS TO THE RATE AT WHICH ANY FUTURE DISTRIBUTIONS WILL BE PAID.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013

Revenues:
Rental income	$45,063	$37,458
Tenant reimbursements and other income	7,965	6,402
Total revenues	53,028	43,860

Expenses:
Real estate taxes	5,452	4,626
Other operating expenses	4,527	3,248
Depreciation and amortization	9,294	6,665
Acquisition related costs	238	533
General and administrative	5,176	2,719
Total expenses	24,687	17,791

Operating income	28,341	26,069

Interest expense (including amortization of debt premiums and deferred financing fees of $405 and $336, respectively)	(3,358)	(3,473)
Gain on early extinguishment of debt	243	—
Income before income tax expense and equity in earnings (loss) of an investee	25,226	22,596
Income tax expense	(71)	(40)
Equity in earnings (loss) of an investee	(97)	76
Net income	$25,058	$22,632

Weighted average common shares outstanding	49,841	39,283

Net income per common share	$0.50	$0.58

Select Income REIT

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013

Net income	$25,058	$22,632
Plus: depreciation and amortization	9,294	6,665
FFO	34,352	29,297
Plus: acquisition costs	238	533
Plus: estimated business management incentive fees (2)	2,038	196
Less: gain on early extinguishment of debt	(243)	—
Normalized FFO	$36,385	$30,026

Weighted average common shares outstanding	49,841	39,283

Per common share
FFO	$0.69	$0.75
Normalized FFO	$0.73	$0.76

(1)             SIR calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SIR excludes acquisition related costs, estimated business management incentive fees and gain on early extinguishment of debt.  SIR considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. SIR believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility agreement and term loan agreement, the availability of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance, and SIR’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SIR’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SIR’s needs. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SIR does.

(2)             Amounts represent estimated incentive fees under our business management agreements payable in SIR’s common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual FFO per share (as defined), and (ii) beginning in 2014 based upon common share total return. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense each quarter.  Although SIR recognizes this expense each quarter for purposes of calculating net income, SIR does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to current period Normalized FFO calculation.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income(1)

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Calculation of NOI:
Rental Income	$45,063	$37,458
Tenant reimbursements and other income	7,965	6,402
Real estate taxes	(5,452)	(4,626)
Other operating expenses	(4,527)	(3,248)
NOI	$43,049	$35,986

Reconciliation of NOI to Net Income:
NOI	$43,049	$35,986
Depreciation and amortization	(9,294)	(6,665)
Acquisition related costs	(238)	(533)
General and administrative	(5,176)	(2,719)
Operating income	$28,341	$26,069
Interest expense	(3,358)	(3,473)
Gain on early extinguishment of debt	243	—
Income tax expense	(71)	(40)
Equity in earnings (loss) of an investee	(97)	76
Net Income	$25,058	$22,632

(1)       SIR calculates NOI as shown above.  SIR defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. SIR considers NOI to be an appropriate supplemental measure to net income because it may help both investors and management to understand the operations of SIR’s properties.  SIR uses NOI to evaluate individual and company wide property level performance, and SIR believes that NOI provides useful information to investors regarding its results of operations because it reflects only those income and expense items that are incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs.  The calculation of NOI excludes certain components of net income in order to provide results that are more closely related to SIR’s properties’ operations. NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered as an alternative to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of SIR’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  This measure should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate NOI differently than SIR does.

Select Income REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Real estate properties:
Land	$732,509	$732,509
Buildings and improvements	914,092	913,948
	1,646,601	1,646,457
Accumulated depreciation	(73,112)	(67,223)
	1,573,489	1,579,234

Acquired real estate leases, net	125,530	129,426
Cash and cash equivalents	204,319	20,025
Restricted cash	42	42
Rents receivable, net of allowance for doubtful accounts of $1,107 and $936, respectively	58,462	55,335
Deferred leasing costs, net	5,717	5,599
Deferred financing costs, net	4,318	4,834
Other assets	12,438	7,364
Total assets	$1,984,315	$1,801,859

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$345,000	$159,000
Term loan	350,000	350,000
Mortgage notes payable	19,232	27,147
Accounts payable and accrued expenses	20,619	20,655
Assumed real estate lease obligations, net	26,239	26,966
Rents collected in advance	10,065	8,637
Security deposits	7,719	8,359
Due to related parties	3,453	2,404
Total liabilities	782,327	603,168

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value: 75,000,000 shares authorized, 49,867,924 and 49,829,541 shares issued and outstanding, respectively	499	498
Additional paid in capital	1,162,035	1,160,894
Cumulative net income	169,401	144,343
Cumulative other comprehensive loss	(6)	(25)
Cumulative common distributions	(129,941)	(107,019)
Total shareholders’ equity	1,201,988	1,198,691
Total liabilities and shareholders’ equity	$1,984,315	$1,801,859

(END)